As filed with the Securities and Exchange Commission on February 6, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alteryx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0673106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alteryx, Inc.
17200 Laguna Canyon Road
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2017 Equity Incentive Plan
2017 Employee Stock Purchase Plan
(Full title of the plans)

Kevin Rubin
Interim Chief Executive Officer & Chief Financial Officer
Alteryx, Inc.
17200 Laguna Canyon Road
Irvine, California 92618
 (888) 836-4274
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq.	Christopher M. Lal, Esq.
Michael A Brown, Esq.	Chief Legal Officer
Ran D. Ben-Tzur, Esq.	and Corporate Secretary
Fenwick & West LLP	Alteryx, Inc.
555 California Street, 12th Floor	17200 Laguna Canyon Road
San Francisco, California 94104	Irvine, California 92618
(415) 875-2300	(888) 836-4274

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Alteryx, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,613,193 additional shares of Class A common stock under the Registrant’s Amended and Restated 2017 Equity Incentive Plan and 722,638 additional shares of Class A common stock under the Registrant’s 2017 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on March 24, 2017 (Registration No. 333-216931), March 7, 2018 (Registration No. 333-223511), March 1, 2019 (Registration No. 333-230024), February 14, 2020 (Registration No. 333-236473),  February 12, 2021 (Registration No. 333-253080), February 15, 2022 (Registration No. 333-262759), August 3, 2022 (Registration No. 333-266489) and February 10, 2023 (Registration No. 333-269688).  In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 6, 2024;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38034) filed with the Commission on March 16, 2017 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-38034	3.1	5/11/2017

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-38034	3.1	2/6/2023

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-216237	4.1	3/13/2017

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Amended and Restated 2017 Equity Incentive Plan.	8-K	001-38034	10.1	5/27/2022

99.2	Amended and Restated 2017 Equity Incentive Plan forms of award agreements.	S-1	333-216237	10.3	2/24/2017

99.3	2017 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-216237	10.4	2/24/2017

107.1	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 6th day of February, 2024.

ALTERYX, INC.

By:	/s/ Kevin Rubin
Kevin Rubin
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin Rubin as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Rubin	Interim Chief Executive Officer (Principal Executive Officer)	February 6, 2024
Kevin Rubin

/s/ Kevin Rubin	Chief Financial Officer (Principal Financial Officer)	February 6, 2024
Kevin Rubin

/s/ Chris Natali	Chief Accounting Officer (Principal Accounting Officer)	February 6, 2024
Chris Natali

/s/ Dean A. Stoecker	Executive Chairman and Chairman of the Board	February 6, 2024
Dean A. Stoecker

/s/ Charles R. Cory	Director	February 6, 2024
Charles R. Cory

/s/ Jeffrey L. Horing	Director	February 6, 2024
Jeffrey L. Horing

Signature	Title	Date

/s/ Anjali Joshi	Director	February 6, 2024
Anjali Joshi

/s/ Timothy I. Maudlin	Director	February 6, 2024
Timothy I. Maudlin

/s/ CeCelia Morken	Director	February 6, 2024
CeCelia Morken

/s/ Eileen M. Schloss	Director	February 6, 2024
Eileen M. Schloss

/s/ Dan Warmenhoven	Director	February 6, 2024
Dan Warmenhoven